POWER OF ATTORNEY


         Know all by these presents, that the undersigned hereby constitutes and appoints Ed Yocum, acting in the capacity of General Counsel of Journal Register Company and with the direction of Robert M. Jelenic as Chief Executive Officer of , Journal Register Company (the "Company"), the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, the attached Form 4 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

         The undersigned hereby grants to such attorney-in-fact limited power and authority to execute the attached Form 4. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

         This Power of Attorney is limited to the filing of the attached Form 4 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 26th day of July, 2006.


                                                   /s/  Jean B. Clifton
                                                  -------------------------
                                                  Name: Jean B. Clifton